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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               QUANTUM CORPORATION
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             (Exact name of Registrant as specified in its charter)




            DELAWARE                                       94-2665054
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(State of incorporation or organization)       (IRS Employer Identification No.)

                             500 McCarthy Boulevard
                               Milpitas, CA 95035
               (Address of principal executive offices) (Zip Code)


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Securities to be registered pursuant to Section 12(b) of the Act:



       TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
--------------------------------              ---------------------------------
              None

If this form relates to the registration statement of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this form relates to the registration statement of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                          7% Convertible Subordinated
                                 Notes due 2004
                          ---------------------------
                                (Title of Class)



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Item 1. Description of Registrant's Securities to be Registered

        The Registrant filed a Registration Statement on Form S-3 (file no. 333-29525) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission ("Commission") on June 19, 1997, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on July 24, 1997 and as supplemented by the Supplemental Prospectus filed under Rule 424(b)(5) with the Commission on July 31, 1997 ("Prospectus Supplement"). The description of the Registrant's 7% Convertible Subordinated Notes due 2004 set forth under the heading "Description of Notes" and "Description of Debt Securities" in the Prospectus Supplement and the Prospectus dated July 24, 1997 contained therein, is hereby incorporated by reference herein.

Item 2. Exhibits.


2.1(1)      Indenture, dated August 1, 1997, between the Registrant and La Salle
            National Bank as trustee ("Trustee") related to the Registrant's subordinated debt securities.
2.2(1)      Supplemental Indenture, dated as of August 1, 1997, between the
            Registrant and Trustee related to the Registrant's Convertible
            Subordinated Notes due 2004 (including the form of Note).
2.3(2)      Certificate of Incorporation of Registrant.
2.4(3)      Certificate of Amendment of Certificate of Incorporation filed January 2, 1992.
2.5(4)      Certificate of Amendment of Certificate of Incorporation filed April 30, 1997.
2.6(3)      Bylaws of Registrant, as amended.
2.7(5)      Preferred Shares Rights Agreement, dated as of August 3, 1988, between the
            Registrant and Bank of America, N.T. & S.A., as Rights Agent, including the form of
            Certificate of Designation, the form of Rights Certificate and the
            Summary of Rights, attached thereto as exhibits A, B and C, respectively.

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(1)  Incorporated by reference to the Registrant's current report on Form 8-K filed with the Commission on August 6, 1997.
(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1987.
(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1992.
(4) Incorporated by reference to the Registrant's Form 10-Q for the quarterly period ended June 29, 1997.
(5) Incorporated by reference to the Registrant's Registration Statement of Form 8-A filed with the Commission on August 5, 1988.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Quantum Corporation


Date:  October 3, 1997
                                     By: /s/ Richard L. Clemmer
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                                             Richard L. Clemmer
                                             Executive Vice President, Finance
                                              and Chief Financial Officer


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